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                                                                     Exhibit 5.1

                                  July 2, 2003

Board of Directors
Dominion Resources, Inc.
120 Tredegar Street
Richmond, VA 23219

Ladies and Gentlemen:

     Reference is made to your Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the Registration Statement) in connection with the registration under the Securities Act of 1933, as amended (the Securities Act) of 13,606,560 shares of your common stock, without par value (the Common Stock). In connection with the offering of the Common Stock, you have requested our opinion with respect to the matters set forth herein.

     In connection with the delivery of this opinion, we have examined originals or copies of the articles of incorporation and bylaws of the Company, the Registration Statement and the exhibits thereto, certain resolutions adopted or to be adopted by the Board of Directors, the forms of certificates representing the Common Stock and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Common Stock. With respect to certain factual matters, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification (i) that all documents submitted to us as originals are authentic, complete and accurate, (ii) that all documents submitted to us as copies conform to authentic original documents and (iii) the legal capacity of all individuals executing such documents.

     Based on such examination and review, and subject to the foregoing, we are of the opinion that

     1. The Company is a corporation validly existing under the laws of the Commonwealth of Virginia, and has the corporate power to conduct its business as now conducted and to issue the Common Stock.

     2. When the Registration Statement, as it may be amended, has become effective under the Securities Act, and any applicable state securities or Blue Sky laws and the Public Utility Holding Company Act of 1935 have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Common Stock will be legally issued, fully paid and non-assessable.

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Board of Directors
Dominion Resources, Inc.
July 2, 2003
Page 2

     This opinion is limited to the laws of the United States of America and the Commonwealth of Virginia, and we have not considered, and we express no opinion as to, the laws of any other jurisdiction.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the statements made with regard to our firm under the caption "LEGAL OPINIONS" appearing in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     s/McGuireWoods LLP